Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-266413 and 333-263861 on Form S-8 and Registration Statement No. 333-258942 on Form S-1 of our report dated March 7, 2023, relating to the consolidated financial statements of Doma Holdings, Inc. and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K for the year ending December 31, 2022.

/s/ Deloitte & Touche LLP
Miami, Florida March 7, 2023